EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Magnum Hunter Resources Corporation 401(K) Employee Stock Ownership Plan
Irving, Texas
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-169814) of Magnum Hunter Resources Corporation of our report dated October 15, 2015, relating to the financial statements and supplemental schedules as of and for the year ended December 31, 2014 of Magnum Hunter Resources Corporation 401(K) Employee Stock Ownership Plan which appear in this Form 11-K for the year ended December 31, 2014.

/s/ BDO USA, LLP
Dallas, Texas
October 15, 2015